Exhibit 99.1

TOREADOR AND ZAZA ENERGY LLC ANNOUNCE MERGER

TO CREATE RESOURCE-FOCUSED EXPLORATION AND PRODUCTION COMPANY

Continuous Drilling Program in Eagle Ford to Ramp Up Production

Paris Basin Drilling Expected to Begin Before Year End

Combined Company to be named ZaZa Energy Corporation

Paris, France and Houston, Texas — August 10, 2011 — Toreador Resources Corporation (NASDAQ: TRGL) (Paris: TOR) (“Toreador”) and ZaZa Energy, LLC (“ZaZa”), a privately held oil and gas company based in Houston, Texas, today announced that on August 9, 2011, they signed a definitive agreement to combine the companies.  The combined portfolio comprises three areas — the Eagle Ford core and the emerging Eagle Ford/Woodbine (“Eaglebine”) resource plays in Texas and the Paris Basin in France with a current total of 423,000 net acres.  Both the Eagle Ford and Paris Basin businesses have strategic partnerships with subsidiaries of Hess Corporation.  Based on the closing share price of Toreador on Tuesday, August 9, 2011, the implied market capitalization for the combined company is approximately $294 million.

Under the terms of the transaction, ZaZa equity holders will receive approximately 76.2 million shares, representing 75 percent of the new company, ZaZa Energy Corporation (the “Company”), as well as $50 million in notes or cash.  Toreador stockholders will receive approximately 25.4 million shares, representing 25 percent of the new Company.  The transaction has been unanimously approved by the Toreador Board of Directors and the equity holders of ZaZa.

The Company will be headquartered in Houston, Texas, with offices in Corpus Christi, Texas and Paris, France, and is expected to trade on the NASDAQ under the stock ticker symbol “ZAZA”.  The transaction is subject to Toreador stockholder approval, regulatory approvals and other customary closing conditions.  The transaction is expected to close in the fourth quarter of 2011.

In the Eagle Ford core, ZaZa holds 123,000 gross acres; the joint venture work program forecasts over 280 wells drilled by the end of 2013.  In the Eaglebine, leasing is underway to expand the existing 70,000 gross acres to over 100,000 gross acres within the next 12 months.  ZaZa has been in discussions with potential joint venture partners for the Eaglebine acreage and plans to spud a first well by the first quarter of 2012.  In the Paris Basin, a one-rig oil exploration drilling program targeting traditional reservoirs is expected to commence by late 2011.  The Liassic drilling program comprising six wells (without the use of hydraulic fracturing) is expected to commence by year-end pending final review of permits by the French Administration.

Net production in the Eagle Ford core and the Paris Basin is expected to exceed 1,100 boe/d by year-end 2011, increasing to 5,000 boe/d by the end of 2013, which does not include any contribution from future drilling in the Eaglebine, Paris Basin conventional or Liassic.

Mr. Adam Kroloff, Toreador non-executive Chairman, said, “This combination offers a strategically distinctive international E&P investment opportunity.  Together with ZaZa, we are offering stockholders access to the rapid growth of the Eagle Ford and will also maintain attractive exposure to the potential of the Paris Basin.”

Mr. Craig McKenzie, Toreador President and CEO, said, “The new company brings together two skilled teams and a complementary set of assets in the Eagle Ford and Paris Basin.  This will deliver an immediate and sustainable production increase as well as secure a robust inventory of growth projects that we expect to accelerate to the benefit of all stakeholders.”

Mr. Todd Brooks, Co-Founder and Managing Partner, Land, Legal and Finance, of ZaZa, said, “Our combination with Toreador is the culmination of our efforts over the past two years to diversify our asset base while building a growth oriented company and exploiting one of the most economic shale plays in the continental United States. “

Mr. John Hearn, Jr., Co-Founder and Managing Partner, Geosciences, of ZaZa, said, “As a first mover, we have captured sizeable land holdings in the oil and gas condensate windows of the Eagle Ford core with further expansion available. Our combined geoscience team is excited about developing the Eaglebine and the Paris Basin. “

Mr. Gaston Kearby, Co-Founder and Managing Partner, Operations, of ZaZa, said, “Successful resource play exploitation hinges on operational excellence; our drilling and completions team is world class and we look forward to working with the team at Toreador.  Our combined operational capabilities will allow the Company to fully exploit its expanding asset portfolio.”

ZaZa Energy, LLC and the Eagle Ford

ZaZa Energy, LLC is a privately held oil & gas company focused on the exploration and development of both conventional and unconventional reserves in the United States.  An early mover in Eagle Ford, ZaZa Energy, LLC currently holds approximately 200,000 gross acres in the trend, including 70,000 gross acres in the Eaglebine.  These holdings include more than 123,000 gross acres in the core area of the trend being developed through a joint venture.  ZaZa Energy, LLC is the operator and holds a 10 percent carried working interest through completion of approximately 200 wells of the forecast 280 wells in the Eagle Ford core.  The joint venture is currently operating three rigs in the Eagle Ford with expectations of going to four rigs in the Eagle Ford core and one rig in Eaglebine in the first quarter of 2012.  In the Eagle Ford core, ZaZa has drilled 14 wells and is expected to drill a total of 30 wells by year-end 2011.  Additional land acquisition has been provided for under the terms of the joint venture.

The Eagle Ford is a shale formation located in South Texas.  The formation produces at depths between 4,000 and 14,000 feet, and has responded well to fracture stimulation making it one of the fastest-growing oil shale plays in the US.  The Eagle Ford has attracted many oil companies within the past few years due to its high liquids yields and is expected to be one of the highest producing shale plays in North America.  Public data suggests that industry production growth from the Eagle Ford is expected to increase 500 percent in five years, from 2010 levels of 70,000 boe/d to an average of 421,000 boe/d in 2015.

Toreador Resources Corporation and the Paris Basin

Toreador holds interests in developed and undeveloped oil properties in the Paris Basin, France.  The Paris Basin has been an oil-producing region for more than 50 years, with production of approximately 10,000 bopd in 2010 and cumulative production of almost 300 million barrels of oil.  Toreador’s conventional oil program production rates are approximately 880 bopd; proved reserves were 5.5 million barrels of oil as of year-end 2010.  Toreador has exploration permits totaling 340,000 net acres with its partner, making it the largest permit holder in the core of the Paris Basin.

Currently, Toreador’s plan is to proceed with the six well drilling program with its partner in late 2011, in full compliance with the revised regulatory regime.

Corporate Governance

Upon closing of the transaction, it is anticipated that Craig McKenzie will become the President and Chief Executive Officer of the Company.  Under the terms of the agreement, ZaZa has the right to appoint seven members and Toreador has the right to appoint two members to the Board of Directors.  The Board of Directors and management team of the Company will be announced prior to closing of the transaction.

Conference Call

A conference call is scheduled at 12:00pm Eastern time to discuss the transaction.  Listeners may access this call by dialing +1 (866) 271-5140.  The ID# for this call is 61059791.  Listeners outside the U.S. may access the call by dialing (001) 617-213-8893 (toll charges apply), and using the same conference ID number 61059791.  This conference call will also be webcast.  Listeners may access the webcast by accessing the investor relations section of the Toreador website at www.toreador.net.  The webcast can also be accessed at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=131837&eventID=4176484.

A series of presentation slides will be used during this call.  These slides may be accessed on the Toreador and ZaZa transaction website www.ToreadorZaza.MergerAnnouncement.com.  These materials can also be accessed by selecting the Investor Relations page on the Toreador website.

A replay of this conference will be available for 14 days after the call by dialing +1 (888) 286-8010 within the U.S. or (001) 617-801-6888 from outside the U.S. using ID number 83456554.  Additionally, the webcast link above may be used for replay up to twelve months.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc., is acting as financial advisor to ZaZa, Andrews Kurth and Baker Botts are providing legal advice to ZaZa, and KPMG is providing tax advice to ZaZa.  RBC Capital Markets is acting as financial advisor to Toreador, and Fried Frank Harris Shriver & Jacobson LLP is providing legal advice to Toreador.  McKenna Long and Aldridge LLP is providing legal advice to the Board of Directors of Toreador.

About Toreador

Toreador Resources Corporation is an international energy company engaged in the acquisition, development, exploration and production of crude oil. The company holds interests in developed and undeveloped oil properties in France. More information about Toreador may be found at the company’s web site, www.toreador.net.

About Zaza Energy, LLC

Headquartered in Houston, Texas, ZaZa Energy LLC is a privately held oil & gas company focused on the exploration and development of both conventional and unconventional reserves with primary assets in the Eagle Ford resource play.  More information about ZaZa may be found at the company’s web site, www.zazaenergy.com.

Safe Harbor Statement

Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the “safe-harbor” provisions of those Acts.  Many important risks, factors and conditions may cause Toreador’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, actual recoveries of insurance proceeds, the ability of Toreador to obtain additional capital, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. The historical results achieved by Toreador are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information

ZaZa Energy Corporation, the new company that will be established in connection with the proposed transaction, will file a registration statement and Toreador Resources Corporation will file a proxy statement with the Securities and Exchange Commission (the “SEC”).  Investors are urged to read the registration statement and proxy statement (including all amendments and supplements to it)  when they become available because they will contain important information.  Investors may obtain free copies of the registration statement and proxy statement when it becomes available, as well as other filings containing information about Toreador Resources Corporation and ZaZa Energy Corporation, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained for free from Toreador’s Investor Relations web site (www.toreador.net) or by directing a request to Toreador at Toreador at: Investor Relations, Toreador Resources Corporation, c/o Toreador Holding SAS, 5 rue Scribe, Paris France, 75009.

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Investor Contact:

Tony Vermeire

+33 1 47 03 34 24

tvermeire@toreador.net

Mark Harnett

Robert Marese

MacKenzie Partners, Inc.

+1 (212) 929-5500

Media Contacts:

Dan Gagnier/Jared Levy

Sard Verbinnen & Co.

+1 (212) 687-8080

dgagnier@sardverb.com

jlevy@sardverb.com

Louise Tingström

M:Communications

+44 7899 066 995

tingstrom@mcomgroup.com